EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sunrise Global Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 9, 2007, relating to the financial statements of Sunrise Global, Inc. as of April 30, 2007 and for the period from September 27, 2006 (inception) through April 30, 2007. We also consent to the reference to our firm under the caption “Experts”.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

May 9, 2007